UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Rexahn Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REXAHN PHARMACEUTICALS, INC.

Supplement to Proxy Statement
2018 Annual Meeting of Shareholders

Rexahn Pharmaceuticals, Inc. (the “Company”) is providing this supplement (this “Supplement”) to its proxy statement dated April 23, 2018 (the “Proxy Statement”) in order to inform shareholders of the adjournment of the Company’s 2018 Annual Meeting of Shareholders (the “Annual Meeting”) with respect to one proposal and provide additional information regarding the solicitation of proxies.

On June 14, 2018, the Company convened the Annual Meeting and Proposals 1, 2 and 4 were approved, and the Annual Meeting was adjourned with respect to Proposal 3, a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 100,000,000. The adjournment will allow for the solicitation of additional votes on Proposal 3. The Annual Meeting will reconvene with respect to Proposal 3 at 8:00 a.m. EDT on Wednesday, June 27, 2018 at the Radisson Hotel, 3 Research Court, Rockville, Maryland 20850. A copy of a press release announcing the adjournment is attached to this Supplement as Annex A.

The Company has engaged Alliance Advisors LLC (“Alliance”) to assist it with the solicitation of proxies and expects to pay Alliance approximately $35,000, plus expenses, for its services. Alliance is reaching out to stockholders to encourage them to vote in favor of Proposal 3. In addition to solicitations by mail, Alliance may solicit proxies by telephone and email. If Alliance calls you, please answer the call. If you need assistance with the voting of your shares, you may contact Alliance toll free at (833) 782-7145.

Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. This supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Annex A

Press Release

Rexahn Announces Adjournment of Annual Meeting of Shareholders until Wednesday, June 27, 2018

Three of four proposals pass with shareholder approval

Annual Meeting adjourned solely with respect to Proposal 3 – approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock

ROCKVILLE, MD -- June 14, 2018 – Rexahn Pharmaceuticals, Inc. (NYSE American: RNN), a clinical stage biopharmaceutical company developing innovative, targeted therapeutics for the treatment of cancer, today announced that its 2018 Annual Meeting of Shareholders (the “Annual Meeting”), scheduled for Thursday, June 14, 2018, was convened and Proposals 1, 2 and 4, each as set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 23, 2018 (the “Proxy Statement”), were approved.

The Company adjourned the Annual Meeting with respect to Proposal 3, a proposal to amend its amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 shares.  While Proposal 3 has received the support of the majority of shares voting on the proposal, approval of more than 50% of all outstanding shares of Rexahn common stock as of April 18, 2018 is necessary for the proposal to be approved. The adjournment will allow for the solicitation of additional votes on Proposal 3. The Annual Meeting will resume with respect to Proposal 3 at 8:00 a.m. EDT on Wednesday, June 27, 2018 at the Radisson Hotel, 3 Research Court, Rockville, Maryland 20850.

“Given that a majority of our voting shareholders are in favor of the proposal to increase the number of authorized shares, we believe it is important that shareholders who have yet to vote be provided additional time to vote,” said Peter D. Suzdak, Ph.D., chief executive officer of Rexahn. “We encourage those shareholders who have yet to vote to vote ‘for’ the proposal.”

During the pendency of the adjourned meeting, shareholders holding shares as of the record date of April 18, 2018 who have not yet voted are encouraged to vote on Proposal No. 3. Shareholders may also change their vote for Proposal No. 3 by executing a new proxy, revoking a previously given proxy or attending the meeting and voting in person, as set forth in the Proxy Statement. If you hold your shares in “street name” through a broker, bank or other nominee, you may vote via the Internet by going to www.proxyvote.com, while shareholders of record may go to www.aalvote.com/rnn to vote via the Internet. Only shareholders of record on the record date of April 18, 2018 are entitled and are being requested to vote. Shareholders are urged to read the proxy statement and other relevant documents filed with the SEC.

How to Vote

For assistance in voting your shares or for general inquiries please contact our proxy advisor:

Alliance Advisors
833-782-7145

About Rexahn Pharmaceuticals, Inc.

Rexahn Pharmaceuticals Inc. (NYSE American: RNN) is a clinical stage biopharmaceutical company dedicated to developing novel, targeted therapeutics for the treatment of cancer. The Company's mission is to improve the lives of cancer patients by developing next-generation cancer therapies that are designed to maximize efficacy while minimizing the toxicity and side effects traditionally associated with cancer treatment. Rexahn's product candidates work by targeting and neutralizing specific proteins believed to be involved in the complex biological cascade that leads to cancer cell growth. Preclinical studies show that certain of Rexahn's product candidates may be effective against multiple types of cancer, including drug resistant cancers, and difficult-to-treat cancers, and others may augment the effectiveness of current FDA-approved cancer treatments. The Company has two oncology product candidates, RX-3117 and RX-5902, in Phase 2 clinical development and additional compounds in preclinical development including RX-0201. For more information about the Company and its oncology programs, please visit www.rexahn.com.

Safe Harbor

To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the adjourned annual meeting and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Rexahn’s actual results to be materially different than those expressed in or implied by Rexahn’s forward-looking statements. Rexahn undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:
DGI Comm
Susan Forman or Laura Radocaj
+1-212-825-3210
sforman@dgicomm.com
lradocaj@dgicomm.com

Investor contact:
ir@rexahn.com